Qnity Electronics, Inc.	EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Set forth below are certain subsidiaries of Qnity Electronics, Inc.

Organized Under Laws Of
Name
Registrant - EKC Advanced Electronics USA, LLC	United States
EKC Advanced Electronics USA 3, LLC	United States
EKC Technology, Inc.	United States
Laird Technologies (Shenzhen) Co Limited	China
DuPont E&I Holding, Inc.	United States
Laird Technologies Inc. (US)	United States
DuPont Specialty Materials Korea Ltd.	South Korea
Kalrez USA LLC	United States
Laird Technologies (Shanghai) Co Limited	China
Tianjin Laird Tech. Limited	China
EKC Advanced Electronics Switzerland GmbH	Switzerland
EKC Advanced Electronics Solutions Sarl	Switzerland
Laird SRO	Czech Republic
Novus Spinco 1, Inc.	United States
DuPont Technology (Shanghai) Co., Ltd.	China
EKC Advanced Electronics Services Company GmbH	Switzerland
DuPont Electronic Materials CMP, LLC	United States
Du Pont Taiwan Limited	Taiwan
DuPont Electronic Materials International, LLC	United States
NITTA DuPont Incorporated	Japan
DuPont Specialty Products Taiwan Ltd.	Taiwan
Laird R&F Products Inc.	United States
DuPont Electronic Materials Asia, Inc., Taiwan Branch	Taiwan
EKC Advanced Electronics 1 Japan Kabushiki Kaisha	Japan
DuPont International Commerce (Shanghai) Co., Ltd.	China
Laird Tech Taiwan, Inc.	Taiwan
Du Pont China Holding Company Ltd.	China
EKC Advanced Electronics 3 Japan Kabushiki Kaisha	Japan
DDP Specialty Products Korea Ltd.	South Korea
DuPont Performance Products Japan Kabushiki Kaisha	Japan
DDP Specialty Products Taiwan Co., Ltd.	Taiwan
DuPont Specialty Solutions Korea Ltd	South Korea
DuPont Specialty Materials Taiwan Ltd.	Taiwan
EKC Advanced Electronics Hong Kong Limited	Hong Kong
NITTA DuPont Trading Company	Japan
DuPont Performance Products Korea Ltd.	South Korea
DuPont Materials (Dongguan) Co., Ltd.	China
DuPont Specialty Materials Singapore Pte. Ltd.	Singapore
DuPont Specialty Materials (Hong Kong) Limited	Hong Kong
DuPont Specialty Products Malaysia Sdn. Bhd.	Malaysia
Laird Tech (SEA) PTE Limited	Singapore
DSP Germany GmbH	Germany
DuPont Specialty Products USA, LLC	United States
Specialty Electronic Materials Switzerland GmbH	Switzerland
Performance Specialty Products (Singapore) Pte Ltd.	Singapore
Du Pont China Limited	Hong Kong
DuPont Specialty Products Kabushiki Kaisha	Japan
DSP S.A.S.	France
DDP Specialty Products Japan K.K.	Japan
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.